Contact:	Tricia J. Richardson
Novavax, Inc.
1 240-268-2031
NOVAVAX ANNOUNCES REPAYMENT OF
$5 MILLION OF CONVERTIBLE DEBT
Transaction Removes Remaining Convertible Debt Obligation and Improves Balance Sheet
Rockville, MD (July 15, 2009) — /PRNewswire-FirstCall/ - Novavax, Inc. (Nasdaq: NVAX), today announced that it has repaid the remaining $5.0 million balance of its convertible notes. These convertible notes carried a coupon rate of 4.75% payable semi-annually and had a maturity date of July 15, 2009. Under the terms of the convertible notes, at its option, Novavax could pay up to 50% of the notes in the company’s common stock subject to the satisfying certain conditions. Novavax has elected to pay 50% of the principal plus accrued and unpaid interest in cash for a total payment of approximately $2.6 million and issued common stock for the remaining $2.6 million of the principal plus accrued and unpaid interest due by dividing that principal amount by $2.5163, resulting in 1,016,939 shares of common stock.
“The repayment of the final portion of these convertible notes removes a significant financial liability from the company and results in a further strengthening of the balance sheet. Elimination of this debt will allow Novavax to focus on the various opportunities ahead including continued development of our seasonal flu and H1N1 pandemic flu vaccines as well as the realization of our technology in Spain and India to create self reliant in-border influenza vaccine supply,” stated Rahul Singhvi, President and Chief Executive Officer of Novavax, Inc.
About Novavax
Novavax, Inc. is a clinical stage biotechnology company, creating novel vaccines, including H1N1 influenza, to address a broad range of infectious diseases worldwide using advanced proprietary virus-like particle (VLP) technology. The Company produces these VLP based, potent, recombinant vaccines utilizing new, and efficient manufacturing approaches. Additional information about Novavax is available at www.novavax.com and in the Company’s various filings with the Securities and Exchange Commission.
Forward Looking Statement
Statements herein relating to future financial or business performance, conditions or strategies and other financial and business matters, including expectations regarding revenues, operating expenses, cash burn, and clinical developments and anticipated milestones are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Novavax cautions that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Factors that may cause actual results to differ materially from the results discussed in the forward-looking statements or historical experience include risks and uncertainties, including the Company’s ability to progress any product candidates in preclinical or clinical trials; the scope, rate and progress of its preclinical studies and clinical trials and other research and development activities; clinical trial results; current results may not be predictive of future results; even if the data from preclinical studies or clinical trials is positive, the product may not prove to be safe and efficacious; Novavax’s pilot plant facility is subject to extensive validation and FDA inspections, which may result in delays and increased costs; the success of the Company’s foreign joint venture and licensing agreements; the Company’s ability to enter into future collaborations with industry partners and the government and the terms, timing and success of any such collaboration; the cost of filing, prosecuting, defending and enforcing any patent claims and other intellectual property rights; our ability to obtain rights to technology; competition for clinical resources and patient enrollment from drug candidates in development by other companies with greater resources and visibility; our ability to obtain adequate financing in the future through product licensing, co-promotional arrangements, public or private equity or debt financing or otherwise; general business conditions; competition; business abilities and judgment of personnel; and the availability of qualified personnel. Further information on the factors and risks that could affect Novavax’s business, financial conditions and results of operations, is contained in Novavax’s filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov. These forward-looking statements speak only as of the date of this press release, and Novavax assumes no duty to update forward-looking statements.
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